Exhibit 23(a)

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated January 22, 2001, with respect to the consolidated financial statements of TRW Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, as amended by Form 10-K/A No. 1, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Cleveland, Ohio
May 18, 2001